Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

November 20, 2018

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2019 THIRD QUARTER RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, November 20, 2018 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter and nine months ended October 27, 2018. The Company reported:

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Contract revenues of $848.2 million for the quarter ended October 27, 2018, compared to $756.2 million for the quarter ended October 28, 2017. Contract revenues for the quarter ended October 27, 2018 increased 12.9% on an organic basis after excluding contract revenues of $8.8 million from an acquired business that was not owned during the comparable prior period and contract revenues from storm restoration services. Contract revenues from storm restoration services were $3.9 million for the quarter ended October 27, 2018 compared to $15.9 million for the quarter ended October 28, 2017.

•
Non-GAAP Adjusted EBITDA of $98.6 million, or 11.6% of contract revenues, for the quarter ended October 27, 2018, compared to Non-GAAP Adjusted EBITDA of $97.6 million, or 12.9% of contract revenues, for the quarter ended October 28, 2017.

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On a GAAP basis, net income was $27.8 million, or $0.87 per common share diluted, for the quarter ended October 27, 2018, compared to net income of $28.8 million, or $0.90 per common share diluted, for the quarter ended October 28, 2017. Non-GAAP Adjusted Net Income was $31.3 million, or $0.98 per common share diluted, for the quarter ended October 27, 2018, compared to Non-GAAP Adjusted Net Income of $31.6 million, or $0.99 per common share diluted, for the quarter ended October 28, 2017.

Non-GAAP Adjusted Net Income for the quarters ended October 27, 2018 and October 28, 2017 excludes $4.8 million and $4.5 million, respectively, of pre-tax interest expense for the non-cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”).

The Company also reported:

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Contract revenues of $2.379 billion for the nine months ended October 27, 2018, compared to $2.323 billion for the nine months ended October 28, 2017. Contract revenues for the nine months ended October 27, 2018 increased 0.8% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the entire period in both the current and comparable prior periods and contract revenues from storm restoration services. Total contract revenues from acquired businesses were $54.3 million for the nine months ended October 27, 2018 compared to $23.9 million for the nine months ended October 28, 2017. Contract revenues from storm restoration services were $22.5 million for the nine months ended October 27, 2018 compared to $15.5 million for the nine months ended October 28, 2017, excluding amounts from acquired businesses.

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Non-GAAP Adjusted EBITDA of $270.1 million, or 11.4% of contract revenues, for the nine months ended October 27, 2018, compared to Non-GAAP Adjusted EBITDA of $323.9 million, or 13.9% of contract revenues, for the nine months ended October 28, 2017.

•
On a GAAP basis, net income was $75.0 million, or $2.34 per common share diluted, for the nine months ended October 27, 2018, compared to net income of $111.3 million, or $3.50 per common share diluted, for the nine months ended October 28, 2017. Non-GAAP Adjusted Net Income was $85.3 million, or $2.68 per Non-GAAP Adjusted

Diluted Share, for the nine months ended October 27, 2018, compared to Non-GAAP Adjusted Net Income of $119.7 million, or $3.76 per common share diluted, for the nine months ended October 28, 2017.

Non-GAAP Adjusted Net Income for the nine months ended October 27, 2018 and October 28, 2017 excludes $14.2 million and $13.5 million, respectively, of pre-tax interest expense for the non-cash amortization of the debt discount associated with the Notes. Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share for the nine months ended October 27, 2018 exclude the GAAP dilutive effect of approximately 0.2 million weighted shares from the Notes, as the Company has a note hedge in effect to offset the economic dilution of additional shares up to an average quarterly share price of $130.43 per share.

Outlook

For the quarter ending January 26, 2019 and fiscal 2019, the Company currently expects the following:

	Quarter Ending January 26, 2019	Fiscal 2019
Contract revenues	$695 - $745 million	$3.074 - $3.124 billion
GAAP Diluted Earnings (Loss) per Common Share	$(0.09) - $0.13	$2.25 - $2.47
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.02 - $0.24	$2.70 - $2.92
Non-GAAP Adjusted EBITDA % of contract revenues	8.4% - 9.2%	10.7% - 10.8%

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures directly following the press release tables.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Tuesday, November 20, 2018; call (800) 230-1074 (United States) or (612) 234-9960 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com until Thursday, December 20, 2018.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include statements related to the outlook for the quarter ending January 26, 2019 and fiscal 2019 found under the “Outlook” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” sections of this release. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Transition Report on Form 10-K, Form 10-Qs and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	October 27, 2018	January 27, 2018
ASSETS
Current assets:
Cash and equivalents	$21,513	$84,029
Accounts receivable, net (a)	849,769	318,684
Contract assets (a)	147,320	369,472
Inventories	90,819	79,039
Income tax receivable	5,496	13,852
Other current assets	34,010	39,710
Total current assets	1,148,927	904,786

Property and equipment, net	428,305	414,768
Goodwill and other intangible assets, net	492,299	493,212
Other	63,681	28,190
Total non-current assets	984,285	936,170
Total assets	$2,133,212	$1,840,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$134,702	$92,361
Current portion of debt	—	26,469
Contract liabilities	7,631	6,480
Accrued insurance claims	41,579	53,890
Income taxes payable	668	755
Other accrued liabilities	119,464	79,657
Total current liabilities	304,044	259,612

Long-term debt	867,835	733,843
Accrued insurance claims	65,981	59,385
Deferred tax liabilities, net non-current	72,580	57,428
Other liabilities	5,914	5,692
Total liabilities	1,316,354	1,115,960

Total stockholders’ equity	816,858	724,996
Total liabilities and stockholders’ equity	$2,133,212	$1,840,956

(a) The Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) effective January 28, 2018, the first day of fiscal 2019. The adoption of ASU 2014-09 resulted in balance sheet classification changes for amounts that have not been invoiced to customers but for which the Company has satisfied the performance obligation and has an unconditional right to receive payment. Prior to adoption, amounts not invoiced to customers were included in the Company’s contract asset, historically referred to as Costs and Estimated Earnings in Excess of Billings, regardless of rights to payment. Under ASU 2014-09, these amounts of unbilled receivables are included in accounts receivable, net. As of January 28, 2018, the date of adoption, the Company reclassified $311.7 million of unbilled receivables from contract assets to accounts receivable, net. Upon reclassification, accounts receivable, net and contract assets were $630.4 million and $57.8 million, respectively, as of January 28, 2018.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 27, 2018	October 28, 2017	October 27, 2018	October 28, 2017
Contract revenues	$848,237	$756,215	$2,379,081	$2,322,741

Costs of earned revenues, excluding depreciation and amortization	687,164	600,847	1,929,113	1,829,220
General and administrative expenses (a)	68,763	64,562	195,601	185,398
Depreciation and amortization	45,533	42,651	133,694	120,306
Total	801,460	708,060	2,258,408	2,134,924

Interest expense, net (b)	(11,310)	(9,707)	(31,922)	(28,824)
Other income, net	2,817	5,931	14,686	16,767
Income before income taxes	38,284	44,379	103,437	175,760

Provision for income taxes	10,454	15,603	28,476	64,480

Net income	$27,830	$28,776	$74,961	$111,280

Earnings per common share:

Basic earnings per common share	$0.89	$0.93	$2.40	$3.57

Diluted earnings per common share	$0.87	$0.90	$2.34	$3.50

Shares used in computing earnings per common share:
Basic	31,246,591	31,061,448	31,214,172	31,167,753

Diluted (c)	31,834,542	31,891,574	32,065,229	31,822,106

(a) Includes stock-based compensation expense of $7.4 million for each of the quarters ended October 27, 2018 and October 28, 2017 and $18.3 million and $17.2 million for the nine months ended October 27, 2018 and October 28, 2017, respectively.

(b) Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of approximately $4.8 million and $4.5 million for the quarters ended October 27, 2018 and October 28, 2017, respectively, and approximately $14.2 million and $13.5 million for the nine months ended October 27, 2018 and October 28, 2017, respectively.

(c) During the first and second quarters of fiscal 2019, the Company’s average stock price exceeded the $96.89 conversion price of its Notes. As a result, diluted shares used in computing diluted earnings per common share for the nine months ended October 27, 2018 include approximately 0.2 million weighted shares of potential dilution from the embedded conversion feature in the Notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Contract Revenues - GAAP	Revenues from acquired businesses (a)	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Growth %	Non-GAAP - Organic Growth %
Quarter Ended October 27, 2018	$848,237	$(8,754)	$(3,870)	$835,613	12.2%	12.9%

Quarter Ended October 28, 2017	$756,215	$—	$(15,939)	$740,276

Nine Months Ended October 27, 2018	$2,379,081	$(54,253)	$(22,478)	$2,302,350	2.4%	0.8%

Nine Months Ended October 28, 2017	$2,322,741	$(23,886)	$(15,484)	$2,283,371

(a) Amounts for the quarters and nine months ended October 27, 2018 and October 28, 2017 represent contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods, including any contract revenues from storm restoration services for these acquired businesses.

NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 27, 2018	October 28, 2017	October 27, 2018	October 28, 2017
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$27,830	$28,776	$74,961	$111,280
Interest expense, net	11,310	9,707	31,922	28,824
Provision for income taxes	10,454	15,603	28,476	64,480
Depreciation and amortization	45,533	42,651	133,694	120,306
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	95,127	96,737	269,053	324,890
Gain on sale of fixed assets	(3,874)	(6,495)	(17,198)	(18,189)
Stock-based compensation expense	7,366	7,380	18,277	17,169
Non-GAAP Adjusted EBITDA	$98,619	$97,622	$270,132	$323,870

Contract revenues	$848,237	$756,215	$2,379,081	$2,322,741
Non-GAAP Adjusted EBITDA % of contract revenues	11.6%	12.9%	11.4%	13.9%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED SHARES

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 27, 2018	October 28, 2017	October 27, 2018	October 28, 2017
Reconciliation of Non-GAAP Adjusted Net Income:
Net income	$27,830	$28,776	$74,961	$111,280

Adjustments:
Pre-tax non-cash amortization of debt discount on Notes	4,800	4,547	14,223	13,471
Tax impact of non-cash amortization of debt discount on Notes	(1,321)	(1,728)	(3,911)	(5,047)
Total adjustments, net of tax	3,479	2,819	10,312	8,424

Non-GAAP Adjusted Net Income	$31,309	$31,595	$85,273	$119,704

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:
Diluted earnings per common share - GAAP	$0.87	$0.90	$2.34	$3.50
Total adjustments, net of tax and dilutive share effect of Notes (a)	0.11	0.09	0.34	0.26
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.98	$0.99	$2.68	$3.76

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share:
Diluted shares - GAAP	31,834,542	31,891,574	32,065,229	31,822,106
Adjustment for economic benefit of note hedge related to Notes (a)	—	—	(245,065)	—
Non-GAAP Adjusted Diluted Shares (a)	31,834,542	31,891,574	31,820,164	31,822,106

(a) The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares exclude the GAAP dilutive share effect of the Notes.

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
Unaudited

OUTLOOK - DILUTED EARNINGS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter Ending
	January 26, 2019 (a)	Fiscal 2019 (a)

GAAP Diluted Earnings (Loss) per common share (b)	$(0.09) - $0.13	$2.25 - $2.47

Adjustment
Addback of after-tax non-cash amortization of debt discount and dilutive share effect of Notes (c)(d)	0.11	0.45

Non-GAAP Adjusted Diluted Earnings per Common Share	$0.02 - $0.24	$2.70 - $2.92

Diluted shares (in millions) (b)(d)	31.8	32.0
Adjustment for economic benefit of note hedge related to Notes (in millions) (d)	—	(0.2)
Non-GAAP Adjusted Diluted Shares (in millions) (d)	31.8	31.8

(a) The tax effects of future vestings and exercises of share-based awards are excluded from both GAAP Diluted Earnings (Loss) per common share and Non-GAAP Adjusted Diluted Earnings per Common Share in the outlook table above.

(b) GAAP Loss per common share at the low end of the outlook range for the quarter ending January 26, 2019 is calculated using 31.3 million shares, which excludes common stock equivalents related to share-based awards as their effect would be anti-dilutive.

(c) The Company expects to recognize approximately $4.9 million and $19.1 million in pre-tax interest expense during the quarter ending January 26, 2019 and fiscal 2019, respectively, for the non-cash amortization of the debt discount associated with the Notes. The addback for fiscal 2019 also includes approximately $0.01 per share for the Non-GAAP impact of the dilutive share effect of the Notes.

(d) Actual GAAP diluted shares will include any dilutive effect of the Notes based on the average share price during the respective period. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly price of $130.43 per share. Accordingly, for Non-GAAP Adjusted Diluted Earnings per Common Share calculations, the Company expects to present results per share that exclude the dilutive effect of the Notes, if any, based on the expected effect of the note hedge.

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in millions)
Unaudited

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA BASED ON THE MIDPOINT OF EARNINGS PER COMMON SHARE (“EPS”) GUIDANCE

	Quarter Ending
	January 26, 2019	Fiscal 2019

	(at midpoint of EPS guidance)
Net income	$1	$76
Interest expense, net	13	44
Provision for income taxes	0.2	29
Depreciation and amortization	46	180
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	59	328
Gain on sale of fixed assets	(1)	(18)
Stock-based compensation expense	5	24
Non-GAAP Adjusted EBITDA	$63	$334

Contract revenues (at midpoint of guidance)	$720	$3,099
Non-GAAP Adjusted EBITDA % of contract revenues (at midpoint of guidance)	8.8%	10.8%

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

•
Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and comparable prior periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

•
Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•
Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items.

•
Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•
Non-cash amortization of the debt discount - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•
Tax impact of excess tax benefits or deficiencies - The Company excludes certain tax impacts resulting from vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•	Tax impact of adjusted results - The tax impact of adjusted results reflects the Company’s effective tax rate used for financial planning for the applicable period.